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EXHIBIT 99.1

FOR IMMEDIATE RELEASE                   CONTACTS:       MICHAEL L. SHERIFF
---------------------                                   CHIEF EXECUTIVE OFFICER
                                                        X-CHANGE CORPORATION
                                                        (972) 747-0051

                                                        RICK EISENBERG
                                                        EISENBERG COMMUNICATIONS
                                                        (212) 496-6828

                 X-CHANGE CORPORATION PROMOTES KATHLEEN HANAFAN
                    TO CHIEF OPERATIONS OFFICER AND DIRECTOR

DALLAS, MAY 14, 2007 - THE X-CHANGE CORPORATION (OTCBB: XCHC) announced today it has promoted Ms. Kathleen Hanafan to the position of Chief Operations Officer. Ms. Hanafan was also appointed as a Director until the Company's next annual meeting. Ms. Hanafan has served as Chief Operations Officer of X-Change's wholly-owned subsidiary, AirGATE Technologies, since December 2006.

Kathleen Hanafan, AirGATE's current chief operating officer, has 20 years of executive experience driving revenues for both major corporations and highly successful niche-focused companies including VCampus Corporation, Onit Communications, Primedia Workplace Learning, BroadbandNow, Archstone Communities, Inc. and Telecommunications, Inc. She currently sits on the board of Onit Communications Inc. and other boards in various industries. Ms. Hanafan is also an advisory board member to an investment banking firm and a board member for a non-profit organization in preventive care for urban areas. Ms. Hanafan received her Bachelor of Science in Biology from Old Dominion University and her Bachelor of Arts in Chemistry from Ole Miss.

"Kathleen has done a great job as AirGATE's Chief Operations Officer. As the Company moves into its next level of growth, she will add value to the Company and our Board of Directors. It is a pleasure to work with her," stated Michael Sheriff, president & CEO.

ABOUT X-CHANGE CORPORATION
X-Change Corporation, through its wholly-owned subsidiary, AirGATE Technologies, Inc. is a leader in unique, vertical market applications utilizing RFID and wireless, intelligent sensor technology. AirGATE Technologies, a full-solution company, handles business assessment, technology selection, including proprietary AirGATE technology, integration and support. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit WWW.AIRGATETECH.COM or WWW.X-CHANGECORP.COM for further information.

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our need to raise capital, our dependence on strategic relationships with key suppliers and customers, our business model's dependence on widespread acceptance of RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results such as our ability to raise the full $6 million dollars to complete our private placement in one or more additional closings. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.